Exhibit 99.1

Greg Parker Investor Relations 210/220-5632 or Renee Sabel Media Relations 210/220-5416

FOR IMMEDIATE RELEASE

JANUARY 26, 2011

CULLEN/FROST REPORTS 4th QUARTER, ANNUAL 2010 RESULTS

Annual earnings per share up 14.7 percent

•	Consistent profitability through economic crisis

•	Continuous record of dividends

•	Capital ratios remain strong

•	Slight uptick in loans at end of quarter

SAN ANTONIO – Cullen/Frost Bankers, Inc. today reported results for the fourth quarter and full year of 2010, as the Texas financial services leader continued to operate well in a challenging economy and extended low rate environment.

Cullen/Frost reported net income for the fourth quarter of 2010 of $53.1 million, or $.87 per diluted common share, compared to fourth quarter 2009 earnings of $51.5 million, or $.86 per diluted common share. For the fourth quarter of 2010, returns on average assets and equity were 1.18 percent and 9.96 percent respectively, compared to 1.25 percent and 10.70 percent for the same period of 2009. The company benefited in the fourth quarter of 2009 from a one-time $17.7 million gain from the termination of interest rate swaps related to Federal Home Loan Bank advances.

The company also reported annual earnings for 2010 of $208.8 million, a rise of 16.6 percent over 2009 earnings of $179.0 million. On a per-share basis, 2010 earnings were $3.44 per diluted common share, an increase of 14.7 percent compared to the $3.00 per diluted common share reported in 2009. For the year, returns on average assets and equity were 1.21 percent and 10.30 percent respectively, compared to the 1.14 percent and 9.78 percent reported in 2009.

At the end of the fourth quarter of 2010, Cullen/Frost saw non-performing assets decline by $15.2 million from the fourth quarter of 2009 and $3.7 million from the previous quarter.

“Cullen/Frost turned in a strong performance in 2010 as the economy is starting to show some early signs of recovery,” said Dick Evans, Cullen/Frost chairman and CEO. “While we continue to experience a challenging lending environment, I was especially pleased to see a slight uptick in period-end loans, the first increase we’ve seen since the fourth quarter of 2008. I believe we are beginning to see the results of our disciplined calling effort, which has produced many new relationships. Today our capital levels continue to be strong – stronger, in fact, than before the economic crisis began. And deposits continue to rise, although at a slower pace, as customers continue to respond to our value proposition.

“It was encouraging to see another decline in non-performing assets this quarter from both the same period a year ago and the previous quarter. This is a clear indication of continuing progress in our asset quality disciplines. I am pleased to report that credit quality continues to be at manageable levels. The provision for loan losses was down by $11 million from last year’s fourth quarter,” said Evans.

Evans said that economic uncertainty continued to affect the lending environment, noting that business owners have deleveraged, but remain cautious about putting capital to work. Although some uncertainty has been resolved with the extension of tax cuts, Evans said, broader economic uncertainty lingers.

“During the past year, we have worked harder than ever to increase the number of new relationships and expand existing ones. We are well positioned to see the benefits of these efforts as the economy begins to grow once more.

“Many unknowns are yet to be resolved by the financial services industry as we all determine the impact of Dodd-Frank,” Evans continued. “Even with the challenges this legislation poses, at Cullen/Frost we are committed to continuing to deliver value to our customers and shareholders.

Evans said the company opened one new financial center in Houston in 2010 and relocated two older facilities to newer locations in Fort Worth and Dallas.

Evans said. “As always, it is our outstanding people who make our success possible and bring the Frost culture to life with our customers every day. I appreciate their commitment to our company and to taking great care of our customers.”

For the year ended December 31, 2010, average annual total loans were $8.1 billion, compared to $8.7 billion for the previous year. Average annual total deposits for 2010 rose to $14.0 billion, up 13.1 percent, or $1.6 billion, over the $12.4 billion reported in 2009. Net interest income on a taxable-equivalent basis increased to $616.3 million, up 6.7 percent over the $577.7 million reported a year earlier, reflecting the impact of the increasing volume of earning assets. For 2010, non-interest income was $282.0 million, compared to $293.7 million reported for 2009, while non-interest expense increased 0.6 percent over the previous year to $535.5 million.

Noted financial data for the fourth quarter:

•

Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2010 were 13.82 percent and 15.91 percent, respectively and are in excess of well capitalized levels. The ratio of tangible common equity to tangible assets was 8.90 percent at the end of the fourth quarter of 2010, compared to 8.56 percent for the same quarter last year. (The tangible common equity ratio, which is a non-GAAP financial measure is equal to end of period shareholders’ equity less goodwill and intangible assets divided by end of period total assets less goodwill and intangible assets.)

•

Net interest income on a taxable-equivalent basis for the fourth quarter totaled $155.2 million, compared to the $150.7 million reported for the fourth quarter of 2009. This increase primarily resulted from an increase in the average volume of earning assets and was partly offset by a decrease in the net interest margin. The net interest margin was 3.93 percent for the fourth quarter, compared to 4.20 percent for the fourth quarter of 2009 and 4.04 percent for the third quarter of 2010.

•	Non-interest income for the fourth quarter of 2010 was $70.3 million, down $16.1 million from the $86.3 million a year earlier.

Other income was $14.2 million, a decrease of $15.2 million from the $29.4 million reported in the fourth quarter of 2009, when the company realized a $17.7 million gain from the termination of interest rate swaps associated with certain Federal Home Loan Bank advances.

Service charges on deposits were $24.1 million, down $1.9 million from the $26.0 million reported for the previous year’s fourth quarter. Most of this decrease is related to lower NSF and overdraft service charges, which were impacted by recent regulations passed during the third quarter of 2010. Also impacting the decrease were lower commercial service charges from lower billable services.

•

Non-interest expense for the fourth quarter of 2010 was $133.7 million, down $475,000 from the $134.2 million for the fourth quarter of 2009. Salaries were up $2 million, or 3.4 percent, over the same quarter a year earlier, as a result of normal annual merit and market increases and an increase in incentive compensation. Other expense was $30.9 million, a $1.7 million decline from the $32.5 million reported for the fourth quarter of 2009. Included in other expense for 2009 was a $1.4 million prepayment penalty on the early termination of certain Federal Home Loan Bank advances.

•

For the fourth quarter of 2010, the provision for possible loan losses was $11.3 million, compared to net charge-offs of $11.1 million. For the fourth quarter of 2009, the provision for possible loan losses was $22.3 million, compared to net charge offs of $20.1 million. The allowance for possible loan losses as a percentage of total loans was 1.56 percent at December 31, 2010, compared to 1.50 percent at year-end 2009. Non-performing assets were $165.0 million at year-end, compared to $168.7 million the previous quarter, and $180.2 million at year-end 2009.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 26, 2011 at 10 am Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 pm CT until midnight Sunday, January 30, 2011 at 800-642-1687, with the Conference ID# of 36233865. The call will also be available by webcast on the company’s website, frostbank.com, and available for playback after 2 pm CT. After entering the website, go to “About Frost” on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $17.6 billion in assets at December 31, 2010, and more than 110 financial centers throughout Texas. One of 24 U.S. banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Corporation’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation’s assessment of that impact.

•	Volatility and disruption in national and international financial markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effects of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of the Corporation’s goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of the Corporation’s borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	The Corporation’s ability to attract and retain qualified employees.

•	Changes in the competitive environment in the Corporation’s markets and among banking organizations and other financial service providers.

•

The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of the Corporation’s vendors, internal control systems or information systems.

•	Changes in the Corporation’s liquidity position.

•	Changes in the Corporation’s organization, compensation and benefit plans.

•

The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	The Corporation’s success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	2010				2009
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$141,563	$142,416	$141,896	$137,584	$138,594
Net interest income(1)	155,221	155,702	155,054	150,343	150,743
Provision for possible loan losses	11,290	10,100	8,650	13,571	22,250
Non-interest income:
Trust fees	17,399	17,029	17,037	16,963	17,669
Service charges on deposit accounts	24,082	24,980	24,925	24,809	26,017
Insurance commissions and fees	6,777	8,588	7,512	11,138	6,734
Other charges, commissions and fees	7,796	7,708	8,029	6,919	7,804
Net gain (loss) on securities transactions	—	—	1	5	(1,309)
Other	14,224	12,125	12,428	11,559	29,430

Total non-interest income	70,278	70,430	69,932	71,393	86,345

Non-interest expense:
Salaries and wages	60,744	59,743	58,827	60,275	58,736
Employee benefits	12,458	12,698	12,675	14,521	12,756
Net occupancy	11,197	12,197	11,637	11,135	11,523
Furniture and equipment	12,335	12,165	11,662	11,489	12,065
Deposit insurance	4,918	4,661	5,429	5,443	5,126
Intangible amortization	1,217	1,276	1,299	1,333	1,473
Other	30,872	29,812	33,125	30,398	32,537

Total non-interest expense	133,741	132,552	134,654	134,594	134,216

Income before income taxes	66,810	70,194	68,524	60,812	68,473
Income taxes	13,759	15,199	15,624	12,994	16,979

Net income	$53,051	$54,995	$52,900	$47,818	$51,494

PER SHARE DATA
Net income - basic	$0.87	$0.90	$0.87	$0.79	$0.86
Net income - diluted	0.87	0.90	0.87	0.79	0.86
Cash dividends	0.45	0.45	0.45	0.43	0.43
Book value at end of quarter	33.74	34.78	33.65	32.25	31.55

OUTSTANDING SHARES
Period-end shares	61,108	60,836	60,656	60,443	60,038
Weighted-average shares - basic	60,772	60,524	60,365	59,972	59,762
Dilutive effect of stock compensation	176	141	199	185	64
Weighted-average shares - diluted	60,948	60,665	60,564	60,157	59,826

SELECTED ANNUALIZED RATIOS
Return on average assets	1.18%	1.25%	1.26%	1.17%	1.25%
Return on average equity	9.96	10.49	10.67	10.07	10.70
Net interest income to average earning assets(1)	3.93	4.04	4.18	4.19	4.20

(1)	Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2010				2009
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$8,033	$8,058	$8,142	$8,271	$8,440
Earning assets	15,953	15,590	15,071	14,665	14,501
Total assets	17,855	17,470	16,872	16,530	16,335
Non-interest-bearing demand deposits	5,371	5,125	4,906	4,684	4,574
Interest-bearing deposits	9,264	9,166	8,911	8,806	8,644
Total deposits	14,635	14,291	13,817	13,490	13,218
Shareholders’ equity	2,114	2,080	1,989	1,926	1,909

Period-End Balance:
Loans	$8,117	$8,053	$8,066	$8,190	$8,368
Earning assets	15,806	15,852	15,245	14,991	14,437
Goodwill and intangible assets	542	543	545	546	547
Total assets	17,617	17,738	17,060	16,761	16,288
Total deposits	14,479	14,530	13,952	13,734	13,313
Shareholders’ equity	2,062	2,116	2,041	1,949	1,894
Adjusted shareholders’ equity(1)	1,907	1,865	1,826	1,785	1,740

ASSET QUALITY
($ in thousands)
Allowance for possible loan losses	$126,316	$126,157	$125,442	$125,369	$125,309
as a percentage of period-end loans	1.56%	1.57%	1.56%	1.53%	1.50%

Net charge-offs	$11,131	$9,385	$8,577	$13,511	$20,063
Annualized as a percentage of average loans	0.55%	0.46%	0.42%	0.66%	0.94%

Non-performing assets:
Non-accrual loans	$137,140	$144,900	$134,524	$144,617	$146,867
Foreclosed assets	27,810	23,778	24,744	26,936	33,312

Total	$164,950	$168,678	$159,268	$171,553	$180,179
As a percentage of:
Total loans and foreclosed assets	2.03%	2.09%	1.97%	2.09%	2.14%
Total assets	0.94	0.95	0.93	1.02	1.11

CONSOLIDATED CAPITAL RATIOS
Tier 1 Risk-Based Capital Ratio	13.82%	13.38%	13.16%	12.70%	11.91%
Total Risk-Based Capital Ratio	15.91	15.46	15.52	15.05	14.19
Leverage Ratio	8.68	8.67	8.80	8.70	8.50
Equity to Assets Ratio (period-end)	11.70	11.93	11.96	11.63	11.63
Equity to Assets Ratio (average)	11.84	11.90	11.79	11.65	11.69

(1)	Shareholders’ equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	Year Ended December 31
	2010	2009	2008	2007	2006
CONDENSED INCOME STATEMENTS
Net interest income	$563,459	$536,679	$534,025	$518,737	$469,163
Net interest income(1)	616,319	577,716	554,353	534,195	479,138
Provision for possible loan losses	43,611	65,392	37,823	14,660	14,150
Non-interest income:
Trust fees	68,428	67,268	74,554	70,359	63,469
Service charges on deposit accounts	98,796	102,474	87,566	80,718	77,116
Insurance commissions and fees	34,015	33,096	32,904	30,847	28,230
Other charges, commissions and fees	30,452	27,699	35,557	32,558	28,105
Net gain (loss) on securities transactions	6	(1,260)	(159)	15	(1)
Other	50,336	64,429	56,900	53,734	43,828

Total non-interest income	282,033	293,706	287,322	268,231	240,747

Non-interest expense:
Salaries and wages	239,589	230,643	225,943	209,982	190,784
Employee benefits	52,352	55,224	47,219	47,095	46,231
Net occupancy	46,166	44,188	40,464	38,824	34,695
Furniture and equipment	47,651	44,223	37,799	32,821	26,293
Deposit insurance	20,451	25,812	4,597	1,220	1,162
Intangible amortization	5,125	6,537	7,906	8,860	5,628
Other	124,207	125,611	122,717	123,644	105,560

Total non-interest expense	535,541	532,238	486,645	462,446	410,353

Income before income taxes	266,340	232,755	296,879	309,862	285,407
Income taxes	57,576	53,721	89,624	97,791	91,816

Net income	$208,764	$179,034	$207,255	$212,071	$193,591

PER SHARE DATA
Net income - basic	$3.44	$3.00	$3.51	$3.59	$3.48
Net income - diluted	3.44	3.00	3.50	3.57	3.44
Cash dividends	1.78	1.71	1.66	1.54	1.32
Book value	33.74	31.55	29.68	25.18	23.01

OUTSTANDING SHARES
Period-end shares	61,108	60,038	59,416	58,662	59,839
Weighted-average shares - basic	60,411	59,456	58,846	58,952	55,467
Dilutive effect of stock compensation	175	58	324	645	1,043
Weighted-average shares - diluted	60,586	59,514	59,170	59,597	56,510

SELECTED ANNUALIZED RATIOS
Return on average assets	1.21%	1.14%	1.51%	1.63%	1.67%
Return on average equity	10.30	9.78	13.11	15.20	18.03
Net interest income to average earning assets(1)	4.08	4.23	4.67	4.69	4.67

(1)	Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31
	2010	2009	2008	2007	2006
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$8,125	$8,653	$8,314	$7,464	$6,524
Earning assets	15,333	13,804	11,868	11,340	10,203
Total assets	17,187	15,702	13,685	13,042	11,581
Non-interest-bearing demand deposits	5,024	4,259	3,615	3,524	3,334
Interest bearing deposits	9,024	8,161	6,916	6,689	5,850
Total deposits	14,048	12,420	10,531	10,213	9,184
Shareholders’ equity	2,028	1,831	1,580	1,395	1,074

Period-End Balance:
Loans	$8,117	$8,368	$8,844	$7,769	$7,373
Earning assets	15,806	14,437	13,001	11,556	11,461
Goodwill and intangible assets	542	547	551	558	563
Total assets	17,617	16,288	15,034	13,485	13,224
Total deposits	14,479	13,313	11,509	10,530	10,388
Shareholders’ equity	2,062	1,894	1,764	1,477	1,377
Adjusted shareholders’ equity(1)	1,907	1,740	1,626	1,484	1,432

ASSET QUALITY
($ in thousands)
Allowance for possible loan losses	$126,316	$125,309	$110,244	$92,339	$96,085
As a percentage of period-end loans	1.56%	1.50%	1.25%	1.19%	1.30%

Net charge-offs:	$42,604	$50,327	$19,918	$18,406	$11,110
As a percentage of average loans	0.52%	0.58%	0.24%	0.25%	0.17%

Non-performing assets:
Non-accrual loans	$137,140	$146,867	$65,174	$24,443	$52,204
Foreclosed assets	27,810	33,312	12,866	5,406	5,545

Total	$164,950	$180,179	$78,040	$29,849	$57,749
As a percentage of:
Total loans and foreclosed assets	2.03%	2.14%	0.88%	0.38%	0.78%
Total assets	0.94	1.11	0.52	0.22	0.44

(1)	Shareholders’ equity excluding accumulated other comprehensive income (loss).